                                                                   EXHIBIT 10.64
                               FIRST AMENDMENT TO
              SECOND AMENDED AND RESTATED UNSECURED REVOLVING LOAN
                                    AGREEMENT

      THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED UNSECURED REVOLVING LOAN AGREEMENT (this "Amendment") made as of this 29th day of December, 2004, by and among RAMCO-GERSHENSON PROPERTIES, L. P., a Delaware limited partnership ("Borrower"), RAMCO-GERSHENSON PROPERTIES TRUST, a Maryland real estate investment trust ("Guarantor"), FLEET NATIONAL BANK ("FB"), KEYBANK NATIONAL ASSOCIATION ("Keybank"; Keybank and FB are herein collectively referred to as the "Banks") and FLEET NATIONAL BANK, as Agent (the "Agent" for the Banks).

                              W I T N E S S E T H:

      WHEREAS, Borrower, Guarantor, Agent, and the Banks entered into that certain Second Amended and Restated Unsecured Revolving Loan Agreement dated as of December 30, 2002 (the "Loan Agreement"); and

      WHEREAS, the parties hereto have agreed to certain modifications and desire to enter into this Amendment to effect such changes.

      NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

      1. Definitions. All terms used herein which are not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

      2. Modification of the Loan Agreement. Borrower, Guarantor, Agent and the Banks do hereby modify and amend the Loan Agreement as follows:

            (a) The definition of "Applicable Margin" in Section 1.1 of the Loan Agreement, appearing on page 2 thereof, is hereby amended by deleting the figures in the column under the heading "LIBOR Rate Loans" and inserting in lieu thereof the following:

                                                        LIBOR Rate Loans
                                                        ----------------
"Pricing Level 1 ...................................          1.85%
Pricing Level 2 ....................................          1.95%
Pricing Level 3 ....................................          2.00%
Pricing Level 4 ....................................          2.25%"

            (b) The definition of "Arranger" in Section 1.1 of the Loan Agreement, appearing on page 2 thereof, is hereby amended by deleting the definition in its entirety and inserting in lieu thereof the following:

      "Arranger. Banc of America Securities LLC, as successor to Fleet Securities, Inc."

            (c) Line 7 of the definition of "Consolidated Total Adjusted Asset Value" in Section 1.1 of the Loan Agreement, appearing on page 5 thereof, is hereby amended by deleting the phrase "(B) nine and one half percent (9.5%) capitalization rate" and inserting in lieu thereof the following: "(B) nine percent (9.00%) capitalization rate."

            (d) Section 1.1 of the Loan Agreement is hereby amended by adding the definitions of "Approved Subsidiary", "Borrowing Base", "Encumbered Property", "Estimated Value", "Existing Indebtedness", "Debt Service Coverage Amount" and "Qualifying Existing Indebtedness" as follows:

      "Approved Subsidiary. A wholly-owned Subsidiary of the Borrower, the formation and organizational structure of which and the ownership of real estate assets by which has been approved in writing by the Majority Banks and whose Encumbered Property will be included in the Borrowing Base.

      Borrowing Base. At any time with respect to the Borrower and any Approved Subsidiary, the Borrowing Base shall be the Borrowing Base for Encumbered Property owned by the Borrower or any Approved Subsidiary. The Borrowing Base for Encumbered Property shall be the amount which is the lesser of
      (a) the sum of (i) seventy percent (70%) of the Estimated Value of the Encumbered Property minus (ii) the total Existing Indebtedness; and (b) the sum of (i) the Debt Service Coverage Amounts for each Encumbered Property minus (ii) the total Existing Indebtedness.

      Debt Service Coverage Amount. At any time determined by the Agent, an amount equal to the maximum principal loan amount which, when bearing interest at a rate per annum equal to the greater of (i) the then-current annual yield on ten (10) year obligations issued by the United States Treasury most recently prior to the date of determination plus 2.0% payable based on a 25 year mortgage style amortization schedule (expressed as a mortgage constant percentage) and (ii) eight percent (8%), would be payable by the monthly principal and interest payment amount resulting from dividing (a) the Operating Cash Flow from an individual Encumbered Property for the preceding four fiscal quarters divided by 1.40 by (b) 12. Attached hereto as Schedule 1.2 is an example of the calculation of Debt Service Coverage Amount (such example is meant only as an illustration based upon the assumptions set forth in such example, and shall not be interpreted so as to limit the Agent in its good faith determination of the Debt Service Coverage Amount hereunder as hereinafter provided). The determination of the Debt Service Coverage Amount and the components thereof by the Agent shall, so long as the same shall be determined in good faith, be conclusive and binding absent manifest error. In the event that the Borrower or any Approved Subsidiary shall have owned an Encumbered Property for less than four consecutive fiscal quarters, then for the purpose of determining the Debt Service Coverage Amount, the Operating Cash Flow with respect to such Encumbered Property shall be annualized in such manner as the Agent shall reasonably determine. For the purpose of calculating Operating Cash Flow under this definition as to any Encumbered Property, the Operating Cash Flow Rental Adjustment shall be applied to any Encumbered Property affected by any of the events described in the definition of Operating Cash Flow Rental Adjustment.

      Encumbered Property. Real Estate that either, (i) as determined by Agent in its sole discretion and otherwise in accordance with the provisions of
      Section 7.19 herein, (a) is owned in fee by the Borrower or any Approved Subsidiary free and clear of all liens except the liens securing Existing Indebtedness disclosed to Agent in writing and the liens permitted pursuant to Section 8.2(ii) and (v) herein; (b) is utilized for a shopping center or retail facility; (c) is free of all material violations of Environmental Laws applicable to such Real Estate and any material title defects; and (d) has Existing Indebtedness outstanding secured by such Real Estate that is less than fifty-five percent (55%) of the Estimated Value of such Real Estate, or (ii) is otherwise approved in writing as an Encumbered Property by the Majority Banks.

      Estimated Value. With respect to any Encumbered Property, the Estimated Value shall be the Operating Cash Flow for the preceding four fiscal quarters divided by nine percent (9.00%) capitalization rate. In the event that the Borrower or any Approved Subsidiary shall have owned an Encumbered Property for less than four consecutive fiscal quarters, then for the purpose of determining the Estimated Value, the Operating Cash Flow with respect to such Encumbered Property shall be annualized in such manner as the Agent shall reasonably determine. For the purpose of calculating Operating Cash Flow under this definition as to any Encumbered Property, the Operating Cash Flow Rental Adjustment shall be applied to any Encumbered Property affected by any of the events described in the definition of Operating Cash Flow Rental Adjustment.

      Existing Indebtedness. With respect to any Encumbered Property, the Existing Indebtedness shall mean the existing indebtedness outstanding that is secured by said Encumbered Property.

            (e) The definition of "Total Commitment" in Section 1.1 of the Loan Agreement, appearing on page 14 thereof, is hereby amended by deleting the last sentence of said definition.

            (f) Section 2.1 of the Loan Agreement, appearing on page 15 thereof, is hereby amended by deleting said section in its entirety and inserting in lieu thereof the following:

      "SECTION 2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower (the "Loans"), and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.5, such sums as are requested by the Borrower for the purposes set forth in Section 7.11 up to a maximum aggregate principal amount Outstanding (after giving effect to all amounts requested) not to exceed such Bank's Commitment; provided, that, in all events no Default or Event of Default shall have occurred and be continuing; and provided, further that the Outstanding Loans (after giving effect to all amounts requested) shall not at anytime exceed the Borrowing Base. The Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions set forth in Section 10 and Section 11, in the case of the initial Loan, and Section 11, in the case of all other Loans, have been satisfied on the date of such request."

            (g) The Loan Agreement is hereby amended by deleting Section 3.2, appearing on page 20 thereof, in its entirety and inserting in lieu thereof the following:

      "SECTION 3.2. MANDATORY PREPAYMENTS. If at any time the aggregate of the Outstanding Loans exceeds (a) the Total Commitment or (b) the Borrowing Base, the Borrower shall immediately upon demand pay the amount of such excess to the Agent for the respective accounts of the Banks for application to the Loans."

            (h) The Loan Agreement is hereby amended by deleting in its entirety Section 3.6, appearing on page 20 thereof.

            (i) The first sentence of Section 7.18 of the Loan Agreement, appearing on page 42 thereof, is hereby amended by deleting the first sentence in its entirety and inserting in lieu thereof the following:

      "The Borrower shall at all times from and after the date hereof maintain in full force and effect, an Interest Rate Contract(s) in form and substance satisfactory to Agent in an amount necessary to insure that not more than twenty-five percent (25%) of all outstanding "Debt" (as hereinafter defined) of Borrower and its Subsidiaries is variable rate Debt."

            (j) The Loan Agreement is hereby amended by adding the following as new Section 7.19, Section 7.20, and Section 7.21 thereof:

      "SECTION 7.19. BORROWING BASE ADDITIONS. Provided no Default or Event of Default shall have occurred hereunder or under the other Loan Documents and be continuing (or would exist immediately after giving effect to the transactions contemplated by this Section 7.19), the Borrower from time to time, by written request to the Agent, may request that an Encumbered Property be included in the Borrowing Base. Notwithstanding the foregoing, no Encumbered Property shall be included in the Borrowing Base unless and until the following conditions precedent shall have been satisfied, unless waived in writing by the Majority Banks:

            (a) any Real Estate to be included shall qualify as an Encumbered Property pursuant to the terms of this Agreement and Borrower shall, upon demand, provide to the Agent such evidence as the Agent may reasonably require to evidence compliance with the definition of Encumbered Property contained in this Agreement;

            (b) the Borrower and any Approved Subsidiary that owns the Encumbered Property shall submit a certificate to Agent certifying that no default or event of default has occurred and is continuing under the documents evidencing the Existing Indebtedness.

            (c) the Borrower and any Approved Subsidiary that owns the Encumbered Property shall submit a certificate to Agent certifying that the representations and warranties contained in Section 6.18 are true and correct in all material respects with respect to each Encumbered Property.

            (d) the Borrower shall submit to the Agent a Compliance Certificate prepared on a proforma basis (and adjusted in the best good faith estimate of the Borrower, based on the advice of an accountant, to give effect to such addition) demonstrating that after giving effect to such addition, no Default or Event of Default shall exist with respect to Section 9.4 hereof.

      If, at any time, with respect to an Encumbered Property that has been added to the Borrowing Base, there shall occur a default or event of default under the documents evidencing the Existing Indebtedness and all applicable grace or notice and cure periods provided in such documents have expired, such Encumbered Property shall, effective as of the date of such default or event of default and the expiration of such grace or notice and cure period, fail to meet the requirements for inclusion in the Borrowing Base. If, at any time, an Encumbered Property that is included in the Borrowing Base no longer meets the requirements in this Agreement for inclusion in the Borrowing Base, the Encumbered Property shall be removed from the Borrowing Base, and if the removal of such Encumbered Property in the calculation of the Borrowing Base shall cause the Outstanding Loans to exceed the Borrowing Base, then the Borrower shall pay the amount of such excess to Agent for the respective accounts of the Banks for application to the Loans. Provided no Default or Event of Default has occurred and is continuing, the Borrower from time to time may, by written notice to the Agent, remove an Encumbered Property from the Borrowing Base, and if the failure to include such Encumbered Property in the calculation of the Borrowing Base shall cause the Outstanding Loans to exceed the Borrowing Base, then, as a condition to such removal, the Borrower shall pay the amount of such excess to Agent for the respective accounts of the Banks for application to the Loans.

      SECTION 7.20. ASSIGNMENT OF EXCESS PROCEEDS. If at any time the Existing Indebtedness with respect to any Encumbered Property which is included in the Borrowing Base is refinanced or if there is a sale or other transfer of any Encumbered Property and there are excess sale or loan proceeds as a result thereof, Borrower shall and shall cause any Approved Subsidiary to promptly pay such excess sale or loan proceeds to Agent for the respective accounts of the Banks for application to the Loans.

      SECTION 7.21 NO FURTHER ENCUMBRANCES. Borrower and any Approved Subsidiary shall maintain the Encumbered Properties which are included in the Borrowing Base free and clear of all liens, encumbrances, mortgages, pledges, assignments, charges, restrictions or other security interests of any kind other than the Existing Indebtedness previously disclosed to Agent in writing and the liens permitted pursuant to Sections 8.2(ii) and

      (v) herein. Further, Borrower shall not mortgage, pledge, assign or grant a security interest of any kind in its direct or indirect interest in any Approved Subsidiary."

            (k) Line 7 of Section 8.3(k) of the Loan Agreement is hereby amended by deleting the figure "30,000,000.00" and inserting in lieu thereof "50,000,000.00".

            (l) The Loan Agreement is hereby amended by adding the following as a new Section 8.11:

      "SECTION 8.11. NO NEGATIVE PLEDGE.

            (a) Borrower shall not covenant and shall not permit an Approved Subsidiary to covenant with any third party, other than the holder of the Existing Indebtedness, that an Encumbered Property which is included in the Borrowing Base will not be further mortgaged or encumbered.

            (b) Neither the Borrower nor any Approved Subsidiary shall enter into any agreement, instrument or transaction, other than the documents and agreements evidencing and securing the Existing Indebtedness, which has or may have the effect of prohibiting or limiting the Borrower's ability to pledge to Agent equity interests which is owned directly or indirectly by Borrower in any Approved Subsidiary that owns an Encumbered Property included in the Borrowing Base. The Borrower shall and shall cause the Approved Subsidiaries to take such actions as are necessary to preserve the right and ability of the Borrower to pledge such equity interests in the Approved Subsidiaries owning Encumbered Properties included in the Borrowing Base without any such pledge causing or permitting the acceleration (after the giving of notice or the passage of time, or otherwise) of any other indebtedness of the Borrower or any Approved Subsidiary. The foregoing terms of this Section 8.11(b) shall not apply to any restriction on pledges in the documents evidencing the Existing Indebtedness with respect to such Encumbered Property."

            (m)   The Loan Agreement is amended by deleting in its entirety
Section 9.3 and inserting in lieu thereof the following:

      "SECTION 9.3 CONSOLIDATED TANGIBLE NET WORTH. The Borrower will not permit its Consolidated Tangible Net Worth to be less than $300,000,000.00 plus seventy-five percent (75%) of any Net Offering Proceeds received by the Borrower or the Guarantor after September 30, 2004."

            (n) The Loan Agreement is hereby amended by adding the following as a new Section 9.4 thereof:

      "SECTION 9.4. AVAILABILITY. The Borrower will not permit the Outstanding Loans to exceed the Borrowing Base."

            (o) Appendix A to the Compliance Certificate attached as Exhibit C to the Loan Agreement is hereby amended by deleting Appendix A in its entirety and inserting in lieu thereof the Exhibit C Appendix A attached hereto.

            (p) The Loan Agreement is hereby amended by inserting Schedule 1.2 attached hereto as a new Schedule 1.2 to the Loan Agreement.

      3. References to Loan Agreement. All references in the Loan Documents to the Loan Agreement shall be deemed a reference to the Loan Agreement as modified and amended herein.

      4. Consent of Guarantor. By execution of this Amendment, Guarantor hereby expressly consents to the modifications and amendments relating to the Loan Agreement and the Note as set forth herein, and Borrower and Guarantor hereby acknowledge, represent and agree that the Loan Documents (including without limitation the Guaranty) remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantor, respectively, enforceable against such Persons in accordance with their respective terms, and that the Guaranty extends to and applies to the foregoing documents as modified and amended.

      5. Representations. Borrower and Guarantor represent and warrant to Agent and the Banks as follows:

            (a) Authorization. The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the authority of Borrower and Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of such Persons, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of such Persons is subject or any judgment, order, writ, injunction, license or permit applicable to such Persons, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, any of such Persons or any of its properties or to which any of such Persons is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Persons, other than the liens and encumbrances created by the Loan Documents.

            (b) Enforceability. The execution and delivery of this Amendment are valid and legally binding obligations of Borrower and Guarantor enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and the effect of general principles of equity.

            (c) Approvals. The execution, delivery and performance of this Amendment and the transactions contemplated hereby do not require the approval or consent of or approval of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained.

            (d) Representations in Loan Documents. The representations and warranties made by the Borrower and Guarantor and their Subsidiaries under the Loan Documents or otherwise made by or on behalf of the Borrower, the Guarantor or any of their respective Subsidiaries in connection therewith or after the date thereof were true and correct in all material respects when made and are true and correct in all material respects as of the date hereof, except to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, except to the extent that such representations and warranties relate expressly to an earlier date, and except as disclosed to the Agent and the Banks in writing and approved by the Agent and the Majority Banks in writing.

      6. No Default. By execution hereof, the Borrower and Guarantor certify that the Borrower and Guarantor are and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this Amendment, and that no Default or Event of Default has occurred and is continuing.

      7. Waiver of Claims. Borrower and Guarantor acknowledge, represent and agree that Borrower and Guarantor as of the date hereof have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loans or with respect to any acts or omissions of Agent or any of the Banks, or any past or present officers, agents or employees of Agent or any of the Banks, and each of Borrower and Guarantor does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

      8. Ratification. Except as hereinabove set forth or in any other document previously executed or executed in connection herewith, all terms, covenants and provisions of the Loan Agreement, the Note and the Guaranty remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Loan Agreement, the Note and the Guaranty as modified and amended herein. Nothing in this Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Note or the other obligations of Borrower and Guarantor under the Loan Documents (including without limitation the Guaranty).

      9. Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

      10. Miscellaneous. This Amendment shall be construed and enforced in accordance with the laws of the State of Michigan (excluding the laws applicable to conflicts or choice of law). This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Loan Documents.

      11. Effective Date. This Amendment shall be deemed effective and in full force and effect as of the date hereof upon (i) the execution and delivery of this Amendment by Borrower, Guarantor, Agent and all of the Banks, (ii) delivery to Agent of such opinions of Borrower's and Guarantor's counsel and evidence of authority as Agent may reasonably require, and (iii) Agent confirming the satisfaction of all requirements for effectiveness of that certain First Amendment to the Revolving Credit Agreement dated as of even date herewith among Borrower, Guarantor,

Fleet, individually and as Agent, and the other parties which are signatories thereto, other than the effectiveness of this Amendment.

      12. USA PATRIOT Act Notice. Each Bank that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank or the Agent, as applicable, to identify the Borrower in accordance with the Act.

                         [SIGNATURES BEGIN ON NEXT PAGE]

      IN WITNESS WHEREOF, the parties hereto have hereto set their hands as of the day and year first above written.

                             BORROWER:

                             RAMCO-GERSHENSON PROPERTIES, L.P.,
                             a Delaware limited partnership, by its sole general partner

                             By: Ramco-Gershenson Properties Trust, a
                                 Maryland real estate investment trust

                                 By: /s/ Richard J. Smith
                                 Name: Richard J. Smith
                                 Title: Chief Financial Officer

                             GUARANTOR:

                             RAMCO-GERSHENSON PROPERTIES
                             TRUST, a Maryland real estate investment trust

                             By: /s/ Richard J. Smith
                                 Name: Richard J. Smith
                                 Title: Chief Financial Officer

                                 FLEET NATIONAL BANK, as a Bank and as
                                 Agent

                                 By: /s/ Michael W. Edwards
                                 Title: Senior Vice President

                                 DEUTSCHE BANK TRUST COMPANY
                                 AMERICAS

                                 By /s/ Brenda Casey

                                 By /s/ Linda Wang

                                   [EXHIBIT C]

                                   APPENDIX A

                                       TO

                             COMPLIANCE CERTIFICATE

A.    Borrower and Guarantor Leverage cannot exceed 65% (Section 9.1)

Borrower

      1.    Consolidated Total Liabilities:

      2. Consolidated Total Assets per balance sheet (excluding Real Estate that is improved and not Under Development, but including any Redevelopment Property held for less than twelve (12) months):

      3. Rolling 4Q Operating Cash Flow from Real Estate that is improved and not Under Development:

      4 Consolidated Total Adjusted Asset Value: ((a) line 2 plus (b) line 3 divided by 9.0%):

      5     Company Leverage (line 1 divided by line 4):

      6     Line 5 cannot exceed .65.

Guarantor

      1     Consolidated Total Liabilities:

      2 Consolidated Total Assets per balance sheet (excluding Real Estate that is improved and not Under Development but including any Redevelopment Property held for less than twelve (12) months):

      3 Rolling 4Q Operating Cash Flow from Real Estate that is improved and not Under Development:

      4 Consolidated Total Adjusted Asset Value: ((a) line 2 plus (b) line 3 divided by 9.0%):

      5     Company Leverage: (line 1 divided by line 4):

      6     Line 5 cannot exceed .65.

B.    Borrower Debt Service Coverage must exceed 1.6 X - rolling 4Q's (Section
      9.2)

      1     Net Income:

      2     Depreciation & Amortization:

      3     Interest Expense:

      4     Extraordinary/Non-recurring losses:

      5     Extraordinary/Non-recurring gains:

      6     CapX Reserve Amount ($.10 psf):

      7     Operating Cash Flow: (Lines 1+2+3+4-5-6)

      8     Debt Service:

      9     DSC Ratio: (line 7 divided by line 8)

      10    Line 9 must exceed 1.6.

                                EXHIBIT C-PAGE 1

C.    Borrower Minimum Consolidated Tangible Net Worth (Section 9.3)

      1     Consolidated Total Adjusted Asset Value

      2     Consolidated Total Liabilities:

      3     Initial Consolidated Tangible Net Worth: (line 1 minus line 2)

      4     Book value intangible assets:

      5     Write-up of book value of any assets due to revaluation:

      6     Consolidated Tangible Net Worth: (line 3 minus the sum of lines 4 and 5)

      7     Net Offering Proceeds from offerings after September 30, 2004:

      8     75% of line 7:

      9     Minimum Consolidated Tangible Net Worth: ($300,000,000 + line 8)

      10    Line 6 must be > than or = to line 9.

D.    Distributions cannot exceed 95% of Funds From Operations (Section 8.7(a))

      1     Current Quarter Distributions:

      2     Prior 3 Quarters Distributions:

      3     Total Distributions last 4Q's:

      4     GAAP Net Income for last 4Q's:

      5 Adjustments to Net Income: (exclude financing costs and gains (losses) from debt restructuring and sales of property)

      6 Depreciation (other than non-real estate depreciation) and Amortization (other than amortization of deferred financing costs):

      7     Other non-cash items:

      8     Funds from Operations: (lines 4-5+6+7=)

      9 Distributions to Funds from Operations Ratio: (line 3 divided by line 8) Line 9 cannot exceed .95.

E.    Outstanding Loans cannot exceed the Borrowing Base (Section 9.4)

      1     Outstanding principal balance of the Loans:

      2     Estimated Value: (ATTACH WORKSHEET SHOWING CALCULATIONS)

      3     Line 3 X 70% less Existing Indebtedness:

      4     Debt Service Coverage Amount less Existing Indebtedness:

      5     Lesser of Line 3 or Line 4 must be > than or = to line 1.

                                EXHIBIT C-PAGE 2

                                  SCHEDULE 1.2

                    DEBT SERVICE COVERAGE AMOUNT CALCULATION

OCF - Encumbered Properties                          $_____

Outstandings - Unsecured Revolver                    $_____

Greater of:

      10 - year Treasury Rate plus 2.0%
      (___%) amortized over 25 years ___%
      or 8.0%

Debt Service Coverage Amount:                        $_____

Coverage:                                             ____x

Minimum Coverage                                      1.40x

                               SCHEDULE 1.2-PAGE 1